Exhibit 10.1

AMENDED AND RESTATED

LITHIA MOTORS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Effective as of April 25, 2019

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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AMENDED AND RESTATED

LITHIA MOTORS, INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

1.PURPOSE. This Amended and Restated Lithia Motors, Inc. 2009 Employee Stock Purchase Plan (the “Plan”) is amended and restated as of [•], 2019. The Plan is intended to provide an incentive for employees of Lithia Motors, Inc. (the “Company”) and its participating Subsidiaries to acquire or increase their proprietary interests in the Company through the purchase of shares of Common Stock of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan will be construed in a manner consistent with the requirements of such sections of the Code and the respective Code regulations.
2.    DEFINITIONS. As used in this Plan:
2.1    “Account” means the account recorded in the records of the Company established on behalf of a Participant to which the amount of the Participant’s payroll deductions authorized under Section 6 and purchases of Common Stock under Section 8 shall be credited, and any distributions of shares of Common Stock under Section 9 and withdrawals under Section 10 shall be charged.
2.2    “Benefits Representative” means the employee benefits department of the Company or any such other person, regardless of whether employed by an Employer, who has been formally, or by operation or practice, designated by the Committee to assist the Committee with the day-to-day administration of the Plan.
2.3    “Board” means the Board of Directors of the Company.
2.4    “Code” means the Internal Revenue Code of 1986, or any successor thereto, as amended and in effect from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to any Section and any treasury regulations thereunder.
2.5    “Committee” means the Compensation Committee of the Board. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may split the powers and duties of the Committee among one or more separate Committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.
2.6    “Common Stock” means the Class A Common Stock, without par value, of the Company.
2.7    “Company” means Lithia Motors, Inc., an Oregon corporation, and any successor thereto.

2.8    “Disability” means permanently and totally disabled as defined in Section 22(e)(3) of the Code.
2.9    “Effective Date” means the date on which this Plan was initially approved by the shareholders of the Company.
2.10    “Employee” means any person who, at such time, is in the Employment of an Employer.
2.11    “Employer” means the Company, its successors, any Subsidiary, and any parent or subsidiary corporation that issues or assumes rights or obligations under the Plan in any transaction described in Section 424(a) of the Code or by a parent corporation or a subsidiary corporation of such corporation..
2.12    “Employment” means Employment as an employee or officer by the Company or a Subsidiary as designated in such entity’s payroll records, or by any corporation issuing or assuming rights or obligations under the Plan in any transaction described in Section 424(a) of the Code or by a parent corporation or a subsidiary corporation of such corporation. In this regard, neither the transfer of a Participant from Employment by the Company to Employment by a Subsidiary nor the transfer of a Participant from Employment by a Subsidiary to Employment by either the Company or any other Subsidiary shall be deemed to be a termination of Employment of the Participant. The Employment shall be treated as continuing while a participant is on military leave, sick leave or other leave of absence approved by the Company or a Subsidiary that meets the requirements of Treasury Regulations Section 1.421-1(h)(2). Where the period of leave exceeds 3 months or such other period of time specified in such Regulation and the Participant’s right to reemployment is not guaranteed by statute or contract Employment shall be deemed to be terminated on the first day following such three month period or such other period specified in such Regulation. Any worker treated as an independent contractor by the Company or any Subsidiary who is later reclassified as a common-law employee shall not be in Employment during any period in which such worker was treated by the Company or a Subsidiary as an independent contractor. Any “leased employee”, as described in Section 414(n) of the Code, shall not be deemed an Employee hereunder.
2.13    “Entry Date” means the first day of each Fiscal Quarter.
2.14    “Fiscal Quarter” means a three consecutive month period beginning on each January 1, April 1, July 1 and October 1, commencing with the first such date following the Effective Date and continuing until the Plan is terminated.
2.15    “Market Price” means, the market value of a share of Stock on any date, which shall be determined as (i) the closing sales price on the immediately preceding business day of a share of Stock as reported on the New York Stock Exchange or other principal securities exchange on which shares of Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System on the immediately preceding business day. If the price of a share of Stock shall not be so reported or quoted pursuant to the previous sentence, the fair market value of a share of Stock shall be determined by the Committee in its discretion, provided that such method is appropriate for purposes of an employee stock purchase plan under Section 423 of the Code.
2.16    “Participant” means any Employee who meets the eligibility requirements of Section 3 and who has elected to and is participating in the Plan.
2.17    “Plan” means the Lithia Motors, Inc. 2009 Employee Stock Purchase Plan, as set forth herein, and all amendments hereto.
2.18    “Stock” means the Common Stock (as defined above).
2.19    “Subsidiary” means any domestic or foreign corporation, limited liability company, partnership or other form of business entity (other than the Company) (i) which, pursuant to Section 424(f) of the Code, is included in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities other than the last entity in the unbroken chain owns at least a majority of the total combined voting power of all interests in one of the other entities in such chain, and (ii) which has been designated by the Board or the Committee as an entity whose Employees are eligible to participate in the Plan.
2.20    “Total Pay” means regular straight-time earnings or base salary, plus payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation, prior to reduction pursuant to Section 125, 132(f) or 401(k) of the Code, but excluding allowances and reimbursements for expenses such as relocation allowances or travel allowances, income or gains on the exercise of Company stock options, and similar items.
3.    ELIGIBILITY.
3.1    Eligibility Requirements. Participation in the Plan is voluntary. Each Employee who has completed at least ninety (90) days of continuous Employment with an Employer (calculated from his last date of hire to the termination of his Employment for any reason), is regularly scheduled to work at least 20 hours per week and has reached the age of majority in the jurisdiction of his legal residency, will be eligible to participate in the Plan on the first day of the payroll period commencing on or after the later of (i) the Effective Date or (ii) the Entry Date on which the Employee first satisfies the aforementioned eligibility requirements. Each Employee whose Employment terminates and who is rehired by an Employer shall be treated as a new Employee for eligibility purposes under the Plan.
3.2    Limitations on Eligibility. Notwithstanding any provision of this Plan to the contrary, no Employee will be granted an option under the Plan:
3.2.1    if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary; or

3.2.2    which permits the Employee’s rights to purchase stock under this Plan and all other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, all as determined in accordance with Section 423(b)(8) of the Code.
For purposes of Section 3.2.1 above, pursuant to Section 424(d) of the Code, (i) the Employee with respect to whom such limitation is being determined shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. In addition, for purposes of Section 3.2.2 above, pursuant to Section 423(b)(8) of the Code, (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.
4.    SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock that upon the exercise of options granted under the Plan will not exceed 3,000,000 shares (subject to subsequent shareholder approval of additional shares and registration of such shares) and subject to adjustment as provided in Section 16, and such shares may be originally issued shares, treasury shares, reacquired shares, shares bought in the market, or any combination of the foregoing. If any option which has been granted expires or terminates for any reason without having been exercised in full, the shares represented by such option will again become available for purposes of the Plan. Any shares which are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.
5.    PARTICIPATION.
5.1    Payroll Deduction Authorization. An Employee shall be eligible to participate in the Plan as of the first Entry Date following such Employee’s satisfaction of the eligibility requirements of Section 3. At least 10 days (or such other period as may be prescribed by the Committee or a Benefits Representative) prior to the first Entry Date as of which an Employee is eligible to participate in the Plan, the Employee shall execute and deliver to the Benefits Representative, on the form prescribed for such purpose, an authorization for payroll deductions which specifies his chosen rate of payroll deduction contributions pursuant to Section 6, and such other information as is required to be provided by the Employee on such enrollment form. The enrollment form shall authorize the Employer to reduce the Employee’s Total Pay by the amount of such authorized contributions. To the extent provided by the Committee or a Benefits Representative, each Participant shall also be required to open a stock brokerage account with a brokerage firm which has been engaged to administer the purchase, holding and sale of Common Stock for Accounts under the Plan and, as a condition of participation hereunder, the Participant shall be required to execute any form required by the brokerage firm to open and maintain such brokerage account.
5.2    Continuing Effect of Payroll Deduction Authorization. Payroll deductions for a Participant will commence with the first payroll period beginning after the Participant’s authorization for payroll deductions becomes effective, and will end with the payroll period that ends when terminated by the Participant in accordance with Section 6.3 or due to his termination of Employment in accordance with Section 11. Payroll deductions will also cease when the Participant is suspended from participation due to a withdrawal of payroll deductions in accordance with Section 10. When applicable with respect to Employees who are paid on a hourly wage basis, the authorized payroll deductions shall be withheld from wages when actually paid following the period in which the compensatory services were rendered. Only payroll deductions that are credited to the Participant’s Account during the Fiscal Quarter will be used to purchase Common Stock pursuant to Section 8 regardless of when the work was performed.
5.3    Employment and Shareholders Rights. Nothing in this Plan will confer on a Participant the right to continue in the employ of the Employer or will limit or restrict the right of the Employer to terminate the Employment of a Participant at any time with or without cause. A Participant will have no interest in any Common Stock to be purchased under the Plan or any rights as a shareholder with respect to such Stock until the Stock has been purchased and credited to the Participant’s Account.
6.    PAYROLL DEDUCTIONS.
6.1    Participant Contributions by Payroll Deductions. At the time a Participant files his payroll deduction authorization form, the Participant will elect to have deductions made from the Participant’s Total Pay for each payroll period such authorization is in effect in whole percentages at the rate of not less than 1% nor more than 10% of the Participant’s Total Pay.
6.2    No Other Participant Contributions Permitted. All payroll deductions made for a Participant will be credited to the Participant’s Account under the Plan. A Participant may not make any separate cash payment into such Account.
6.3    Changes in Participant Contributions. Subject to Sections 10 and 21, a Participant may increase, decrease, suspend, or resume payroll deductions under the Plan by giving written notice to a designated Benefits Representative at such time and in such form as the Committee or Benefits Representative may prescribe from time to time. Such increase, decrease, suspension or resumption will be effective as of the first day of the payroll period as soon as administratively practicable after receipt of the Participant’s written notice, but not earlier than the first day of the payroll period of the Fiscal Quarter next following receipt and acceptance of such form. Notwithstanding the previous sentence, a Participant may completely discontinue contributions at any time during a Fiscal Quarter, effective as of the first day of the payroll period as soon as administratively practicable following receipt of a written discontinuance notice from the Participant on a form provided by a designated Benefits Representative. Following a discontinuance of contributions, a Participant cannot authorize any payroll contributions to his Account for the remainder of the Fiscal Quarter in which the discontinuance was effective.
7.    GRANTING OF OPTION TO PURCHASE STOCK.
7.1    Quarterly Grant of Options. For each Fiscal Quarter, on the first day of the Fiscal Quarter a Participant will be deemed to have been granted an option to purchase as many whole shares as may be purchased with the payroll deductions credited to the Participant’s Account during the Fiscal Quarter (together with any payroll deductions from the previous Fiscal Quarter retained in the Participant’s Account as of the end of such Fiscal Quarter as provided in Section 8.1 and any cash dividends paid during the Fiscal Quarter as provided in Section 8.2).
7.2    Option Price. Notwithstanding any provision to the contrary in this Plan, the option price of the Common Stock purchased with the amount credited to the Participant’s Account during each Fiscal Quarter will be equal to 85% of the Market Price of a share of Stock on the last day of the Fiscal Quarter.
8.    EXERCISE OF OPTION.
8.1    Automatic Exercise of Options. Unless a Participant has elected to withdraw payroll deductions in accordance with Section 10, the Participant’s option for the purchase of Common Stock will be deemed to have been exercised automatically as of the last day of the Fiscal Quarter for the purchase of the number of whole shares of Common Stock which the accumulated payroll deductions (and cash dividends on the Common Stock as provided in Section 8.2) in the Participant’s Account at that time will purchase at the applicable option price. No fractional shares may be issued under the Plan. As of the last day of each Fiscal Quarter, the balance of each Participant’s Account shall be applied to purchase the number of whole shares of Common Stock as determined by dividing the balance of such Participant’s Account as of such date by the option price determined pursuant to Section 7.2. Any amounts accumulated in a Participant’s Account during a Fiscal Quarter under Section 5.1 that are not sufficient to purchase a full share of Common Stock at the end of such Fiscal Quarter shall be retained in the Participant’s Account for the subsequent Fiscal Quarter, subject to earlier withdrawal by the Participant as provided in Section 10. The Participant’s Account shall be debited accordingly. The Committee or its delegate shall make all determinations with respect to applicable currency exchange rates when applicable.
8.2    Dividends Generally. Cash dividends paid on shares of Common Stock which have not been delivered to the Participant pending the Participant’s request for delivery pursuant to Section 9.3, will be combined with the Participant’s payroll deductions and applied to the purchase of Common Stock at the end of the Fiscal Quarter in which the cash dividends are received, subject to the Participant’s withdrawal rights set forth in Section 10. Dividends paid in the form of shares of Common Stock or other securities with respect to shares that have been purchased under the Plan, but which have not been delivered to the Participant, will be credited to the shares that are credited to the Participant’s Account.
8.3    Pro-rata Allocation of Available Shares. If the total number of shares to be purchased under option by all Participants exceeds the number of shares authorized under

Section 4, a pro-rata allocation of the available shares will be made among all Participants authorizing such payroll deductions based on the amount of their respective payroll deductions through the last day of the Fiscal Quarter.
9.    OWNERSHIP AND DELIVERY OF SHARES.
9.1    Beneficial Ownership. A Participant will be the beneficial owner of the shares of Common Stock purchased under the Plan on exercise of an option and will have all rights of beneficial ownership in such shares. Any dividends paid with respect to such shares will be credited to the Participant’s Account and applied as provided in Section 8 until the shares are delivered to the Participant.
9.2    Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered on the books and records of the Company in the name of the Participant, or if the Participant so directs by written notice to the designated Benefits Representative or brokerage firm, if any, prior to the purchase of Stock hereunder, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law. Any such designation shall not apply to shares purchased after a Participant’s death by the Participant’s beneficiary or estate, as the case may be, pursuant to Section 11.2. If a brokerage firm is engaged by the Company to administer Accounts under the Plan, such firm shall provide such account registration forms as are necessary for each Participant to open and maintain a brokerage account with such firm.
9.3    Delivery of Stock Certificates. The Company, or a brokerage firm or other entity selected by the Company, shall deliver to each Participant a certificate for the number of shares of Common Stock purchased by the Participant hereunder as soon as practicable after the close of each Fiscal Quarter. Alternatively, in the discretion of the Committee, the stock certificate, or other written documentation or notice of electronic transfer evidencing such stock ownership, may be delivered to a designated stock brokerage account maintained for the Participant and held in “street name” in order to facilitate the subsequent sale of the purchased shares.
9.4    Regulatory Approval. In the event the Company is required to obtain from any commission or agency the authority to issue any stock certificate hereunder, the Company shall seek to obtain such authority. The inability of the Company to obtain from any such commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of any such certificate shall relieve the Company from liability to any Participant, except to return to the Participant the amount of his Account balance used to exercise the option to purchase the affected shares.
10.    WITHDRAWAL OF PAYROLL DEDUCTIONS. At any time during a Fiscal Quarter, but in no event later than 15 days (or such shorter prescribed by the Committee or a Benefits Representative) prior to the last day of the Fiscal Quarter, a Participant may elect to abandon his election to purchase Common Stock under the Plan. By written notice to the designated Benefits Representative on a form provided for such purpose, the Participant may thus elect to withdraw all of the accumulated balance in his Account being held for the purchase of Common Stock in accordance with Section 8. Partial withdrawals will not be permitted. All such amounts will be paid to the Participant as soon as administratively practical after receipt of his notice of withdrawal. After receipt and acceptance of such withdrawal notice, no further payroll deductions will be made from the Participant’s Total Pay beginning as of the next payroll period during the Fiscal Quarter in which the withdrawal notice is received. The Committee, in its discretion, may determine that amounts otherwise withdrawable hereunder by Participants shall be offset by an amount that the Committee, in its discretion, determines to be reasonable to help defray the administrative costs of effecting the withdrawal, including, without limitation, fees imposed by any brokerage firm which administers such Participant’s Account. After a withdrawal, an otherwise eligible Participant may resume participation in the Plan as of the first day of the Fiscal Quarter next following his delivery of a payroll deduction authorization pursuant to the procedures prescribed in Section 5.1.
11.    TERMINATION OF EMPLOYMENT.
11.1    General Rule. Upon termination of a Participant’s Employment for any reason, his participation in the Plan will immediately terminate.
11.2    Termination Due to Retirement, Death or Disability. If the Participant’s termination of Employment is due to (i) retirement from Employment on or after his attainment of age 65, (ii) death or (iii) Disability, the Participant (or the Participant’s personal representative or legal guardian in the event of Disability, or the Participant’s beneficiary (as defined in Section 12) or the administrator of his will or executor of his estate in the event of death), will have the right to elect, either to:
11.2.1    Withdraw all of the cash and shares of Common Stock credited to the Participant’s Account as of his termination date; or
11.2.2    Exercise the Participant’s option for the purchase of Common Stock on the last day of the Fiscal Quarter (in which termination of Employment occurs) for the purchase of the number of shares of Common Stock which the cash balance credited to the Participant’s Account as of the date of the Participant’s termination of Employment will purchase at the applicable option price.
The Participant (or, if applicable, such other person designated in the first paragraph of this Section 11.2) must make such election by giving written notice to the Benefits Representative at such time and in such manner as prescribed from time to time by the Committee or Benefits Representative. In the event that no such written notice of election is received by the Benefits Representative within 30 days of the Participant’s termination of Employment date, the Participant (or such other designated person) will automatically be deemed to have elected to withdraw the balance in the Participant’s Account as of his termination date. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant’s Account as of his termination of Employment date will be delivered to or on behalf of the Participant as soon as administratively practicable.
11.3    Termination Other Than for Retirement, Death or Disability. Upon termination of a Participant’s Employment for any reason other than retirement, death, or

Disability pursuant to Section 11.2, the participation of the Participant in the Plan will immediately terminate. Thereafter, any accumulated cash and shares of Common Stock credited to the Participant’s Account as of his termination of Employment date will be delivered to the Participant as soon as administratively practicable.
11.4    Rehired Employees. Any Employee whose Employment terminates and who is subsequently rehired by an Employer shall be treated as a new Employee for purposes of eligibility to participate in the Plan.
12.    ADMINISTRATION OF THE PLAN.
12.1    No Participation in Plan by Committee Members. No options may be granted under the Plan to any member of the Committee during the term of his membership on the Committee.
12.2    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have the plenary authority to (i) interpret the Plan and all options granted under the Plan, (ii) make such rules as it deems necessary for the proper administration of the Plan, (iii) make all other determinations necessary or advisable for the administration of the Plan, and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option granted under the Plan in the manner and to the extent that the Committee deems advisable. Any action taken or determination made by the Committee pursuant to this and the other provisions of the Plan shall be conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee. By express written direction, or by the day-to-day operation of Plan administration, the Committee may delegate the authority and responsibility for the day-to-day administrative or ministerial tasks of the Plan to a Benefits Representative, including a brokerage firm or other third party engaged for such purpose.
12.3    Meetings. The Committee shall designate a chairman from among its members to preside at its meetings, and may designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote of a majority of its members, taken at a meeting, or by the affirmative vote of all of its members taken without a meeting. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.
12.4    Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, Participants, and their estates and beneficiaries.
12.5    Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel, consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.
12.6    Indemnification. Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with. or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.    DESIGNATION OF BENEFICIARY. At such time, in such manner, and using such form as shall be prescribed from time to time by the Committee or a Benefits Representative, a Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash credited to the Participant’s Account at the Participant’s death. Such designation of beneficiary may be changed by the Participant at any time by giving written notice to the Benefits Representative at such time and in such form as prescribed. Upon the death of a Participant, and receipt by the Benefits Representative of proof of the identity at the Participant’s death of a beneficiary validly designated under the Plan, the Benefits Representative will take appropriate action to ensure delivery of such. Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Benefits Representative will take appropriate action to ensure delivery of such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Benefits Representative), the Committee, in its discretion, may direct delivery of such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Committee may designate in its discretion. Prior to the death of the Participant, no beneficiary will acquire any interest in any Common Stock or cash credited to the Participant’s Account.
14.    TRANSFERABILITY. No amounts credited to a Participant’s Account, whether cash or Common Stock, nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan, may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be void and without effect. Each option shall be exercisable, during the Participant’s lifetime, only by the Employee to whom the option was granted. The Company shall not recognize, and shall be under no duty to recognize, any assignment or purported assignment by an. Employee of his option or of any rights under his option.
15.    NO RIGHTS AS A SHAREHOLDER UNTIL SHARES ISSUED. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a shareholder, and the optionee shall not have any of the rights or privileges of a shareholder. An optionee shall have the rights and privileges of a shareholder when, but not until, the shares have been issued to the optionee following exercise of his option and reflected in the shareholder records of the Company or its transfer agent.
16.    CHANGES IN THE COMPANY’S CAPITAL STRUCTURE. The Board shall make or provide for such adjustments in the maximum number of shares specified in Section 4 and the number and option price of shares subject to options outstanding under the Plan as the Board shall determine is appropriate to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, stock exchange, combination of shares, or other change in the capital structure of the Company, merger, consolidation, spin-off of assets, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of a merger of one or more corporations into the Company, or a consolidation of the Company and one or more other corporations in which the Company is the surviving corporation, each Participant, at no additional cost, shall be entitled, upon his payment for all or part of the Common Stock purchasable by him under the Plan, to receive (subject to any required action by shareholders) in lieu of the number of shares of Common Stock which he was entitled to purchase, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the number of shares of Common Stock equal to the number of shares purchasable by the Participant hereunder.
If the Company is not the surviving corporation in any reorganization, merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), or if the Company is to be dissolved or liquidated or sell substantially all of its assets or stock to another corporation or other entity, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the date of exercise for all options then outstanding shall be accelerated to dates fixed by the Committee prior to the effective date of such corporate event, (ii) a Participant may, at his election by written notice to the Company, either (x) withdraw from the Plan pursuant to Section 10 and receive a refund from the Company in the amount of the accumulated cash and Stock balance in the Participant’s Account, (y) exercise a portion of his outstanding options as of such exercise date to purchase shares of Stock, at the option price, to the extent of the balance in the Participant’s Account, or (z) exercise in full his outstanding options as of such exercise date to purchase shares of Stock, at the option price, which exercise shall require such Participant to pay the related option price, and (iii) after such effective date any unexercised option shall expire. The date the Committee selects for the exercise date under the preceding sentence shall be deemed to be the exercise date for purposes of computing the option price per share of Stock. If the Participant elects to exercise all or any portion of the options, the Company shall deliver to such Participant a stock certificate issued pursuant to Section 9.4 for the number of shares of Stock with respect to which such options were exercised and for which such Participant has paid the option price. If the Participant fails to provide the notice set forth above within three days after the exercise date selected by the Committee under this Section 16, the Participant shall be conclusively presumed to have requested to withdraw from the Plan and receive payment of the accumulated balance of his Account. The Committee shall take such steps in connection with such transactions as the Committee shall deem necessary or appropriate to assure that the provisions of this Section 16 are effectuated for the benefit of the Participants.
Except as expressly provided in this Section 16, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock then available for purchase under the Plan.
17.    PLAN EXPENSES; USE OF FUNDS; NO INTEREST PAID. The expenses of the Plan shall be paid by the Company except as otherwise provided herein or under the terms and conditions of any agreement entered into between the Participant and any brokerage firm engaged to administer Accounts. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to his Account under the Plan.
18.    TERM OF THE PLAN. The Plan shall become effective upon the approval of the Plan by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the Company’s shareholders held on or before 12 months after adoption of this Plan by the board of directors. Except with respect to options then outstanding, if not terminated sooner under the provisions of Section 19, no further options shall be granted under the Plan at the earlier of (i) December 31, 2029, or (ii) the point in time when no shares of Stock reserved for issuance under Section 4 are available.
19.    AMENDMENT OR TERMINATION OF THE PLAN. The Board shall have the plenary authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the shareholders of the Company, (i) increase the maximum number of shares which may be issued under the Plan pursuant to Section 4, (ii) materially amend the requirements as to the class of employees eligible to purchase Stock under the Plan, or (iii) permit the members of the Committee to purchase Stock under the Plan. No termination, modification, or amendment of the Plan shall adversely affect the rights of a Participant with respect to an option previously granted to him under such option without his written consent.
In addition, to the extent that the Committee determines that, in the opinion of counsel, (i) the listing for qualification requirements of any national securities exchange or quotation system on which the Company’s Common Stock is then listed or quoted, or (ii) the Code or Treasury regulations issued thereunder, require shareholder approval in order to maintain compliance with such listing or qualification requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended by the Board in such respect without first obtaining such required approval of the Company’s shareholders.
20.    SECURITIES LAWS RESTRICTIONS ON EXERCISE. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the Stock for investment and not for resale or distribution.
21.    SECTION 16 COMPLIANCE. The Plan, and transactions hereunder by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are intended to comply with all applicable conditions of Rule 16b 3 or any successor exemption provision promulgated under the Exchange Act. To the extent that any provision of the Plan or any action by the Committee or the Board fails, or is deemed to fail, to so comply, such provision or action shall be null and void but only to the extent permitted by law and deemed advisable by the Committee in its discretion.
22.    WITHHOLDING TAXES FOR DISQUALIFYING DISPOSITION. Whenever shares of Stock that were received upon the exercise of an option granted under the Plan are disposed of within two years after the date of grant of such option or one year from the date of exercise of such option (within the meaning of Section 423(a)(1)), the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding and payroll tax requirements, if any, attributable to such disposition prior to authorizing such disposition or permitting the delivery of any certificate or certificates with respect thereto.
23.    NO RESTRICTION ON CORPORATE ACTION. Subject to Section 19, nothing contained in the Plan shall be construed to prevent the Board or any Employer from taking any corporate action which is deemed by the Employer to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No Employee, beneficiary or other person shall have any claim against any Employer as a result of any such action.
24.    USE OF FUNDS. The Employers shall promptly transfer all amounts withheld under Section 6 to the Company or to any brokerage firm engaged to administer Accounts, as directed by the Company. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions.
25.    MISCELLANEOUS.

25.1    Options Carry Same Rights and Privileges. To the extent required to comply with the requirements of Section 423 of the Code, all Employees granted options under the Plan to purchase Common Stock shall have the same rights and privileges hereunder.
25.2    Headings. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction or interpretation of any provisions hereof.
25.3    Gender and Tense. Any words herein used in the masculine shall be read and construed in the feminine when appropriate. Words in the singular shall be read and construed as though in the plural, and vice-versa, when appropriate.
25.4    Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Oregon to the extent not preempted by federal law.
25.5    Regulatory Approvals and Compliance. The Company’s obligation to sell and deliver Common Stock under the Plan is at all times subject to all approvals of and compliance with the (i) regulations of any applicable stock exchanges (including NASDAQ) and (ii) any governmental authorities required in connection with the authorization, issuance, sale or delivery of such Stock, as well as federal, state and foreign securities laws.
25.6    Severability. In the event that any provision of this Plan shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.
25.7    Refund of Contributions on Noncompliance with Tax Law. In the event the Company should receive notice that this Plan fails to qualify as an “employee stock purchase plan” under Section 423 of the Code, all then existing Account balances will be paid to the Participants and the Plan shall immediately terminate.
25.8    No Guarantee of Tax Consequences. The Company, Board, and the Committee do not make any commitment or guarantee that any tax treatment will apply or be available to any person participating or eligible to participate in the Plan, including, without limitation, any tax imposed by the United States or any state thereof, any estate tax, or any tax imposed by a foreign government.
25.9    Company as Agent for the Employers. Each Employer, by adopting the Plan, appoints the Company and the Board as its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Board by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan.